                                                                     EXHIBIT 32h

        Certification Pursuant to Section 1350 of Chapter 63 of Title 18
                            of the United States Code

     I, Thomas M. O'Flynn, Chief Financial Officer of PSEG Energy Holdings L.L.C., to the best of my knowledge, certify that (i) the Annual Report of PSEG Energy Holdings L.L.C. on Form 10-K for the year ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of PSEG Energy Holdings L.L.C.

                                    /s/ Thomas M. O'Flynn
                                    --------------------------------------------
                                    Thomas M. O'Flynn
                                    PSEG Energy Holdings L.L.C.
                                    Chief Financial Officer
                                    February 28, 2005